Exhibit 23





                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8), pertaining to the Long-Term Stock Savings Plan of Phillips Petroleum Company and to the incorporation by reference therein and in the related prospectus of our reports (1) dated February 23, 1998, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in its Annual Report
(Form 10-K) for the year ended December 31, 1997, as amended, and
(2) dated June 24, 1998, with respect to the financial statements and schedules of the Long-Term Stock Savings Plan of Phillips Petroleum Company included in the Plan's Annual Report
(Form 11-K) for the year ended December 31, 1997, as filed as
Exhibit 99(b) to Phillips Petroleum Company's Annual Report
(Form 10-K) for the year ended December 31, 1997, as amended, filed with the U.S. Securities and Exchange Commission.


                               /s/ Ernst & Young LLP
                                   -----------------
                                   ERNST & YOUNG LLP

Tulsa, Oklahoma
November 9, 1998


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